UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 255

Plymouth, MN 55441

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 5.02 of this report is incorporated herein by reference.

On April 27, 2023, Fresh Vine Wine, Inc. (the “Company”) filed a Current Report on Form 8-K (the “April 27, 2023 Form 8-K”) disclosing, among other things, the Company’s entry into an employment agreement with Roger Cockroft, the Company’s Chief Executive Officer. Pursuant to the employment agreement, the Company granted Mr. Cockroft (i) an inducement award of 463,917 shares of restricted stock in lieu of a portion of his salary that would otherwise have been paid in cash, (ii) a 1,000,000 share stock option award exercisable at $1.00 per share, subject to vesting and (iii) stock-settled, performance based restricted stock units having a target payout amount equal to $154,726, each as described in the April 27, 2023 Form 8-K.

On May 11, 2023, the Company entered into an employment agreement with a new Executive Vice President of Sales and Marketing pursuant to which the Company granted the employee (i) an inducement award of 380,952 shares of restricted stock in lieu of a portion of salary that would otherwise have been paid in cash, and (ii) stock-settled, performance-based restricted stock units having a target payout amount equal to $89,753.

As disclosed in Item 5.02 of this report, on May 25, 2023, the Company entered into an employment agreement with Hitesh Dheri pursuant to which the Company granted Mr. Dheri (i) an inducement award of 196,463 shares of restricted stock in lieu of a portion of his salary that would otherwise have been paid in cash, (ii) a 500,000 share stock option award exercisable at $1.00 per share, subject to vesting, and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $63,575, each as described in Item 5.02 of this report.

The awards of restricted stock, stock options and restricted stock units identified above were made separately from the Company’s 2021 Equity Incentive Plan as inducements material to the recipients entering into employment with the Company in accordance with Section 711(a) of the NYSE American LLC Company Guide, and were not registered under the Securities Act of 1933, as amended. Such issuances were made in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, based on the Company’s reasonable belief that the offer and sale of the shares of restricted stock did not involve a public offering.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective May 25, 2023, the Board of Directors of the Company (the “Board”) appointed Hitesh Dheri to serve as Chief Financial Officer and Secretary of the Company, succeeding Keith Johnson. In this capacity, Mr. Dheri will serve as the Company’s principal financial and accounting officer.

In connection with the appointment, the Company entered into an employment agreement with Mr. Dheri dated May 25, 2023. Under the employment agreement, which is for an indefinite term, Mr. Dheri is entitled to receive an annual base salary of $300,000 and is eligible to receive an annual cash bonus commencing in 2024 (the “Bonus”), the target amount of which will be equal to 35% of his base salary. The amount of the actual Bonus payable for each year will be determined by the Board (or a compensation committee thereof) based on the satisfaction of performance objectives to be determined by the Board (or a compensation committee thereof). Achievement of performance objectives for each year will be determined by the Board (or compensation committee thereof) upon the filing of the Company’s Annual Report on Form 10-K for the applicable performance year (the “Vesting Date”); and the Bonus, if earned, will be paid in a lump sum promptly following such determination, provided that the Employee remains employed by the Company on such date. The Bonus is payable in a combination of cash and shares of common stock issued out of the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan”) valued at the closing price of the Company’s common stock on the Vesting Date. Unless agreed otherwise, the cash portion of the Bonus will be the minimum amount of income withholding taxes resulting from payment of the entire Bonus. To the extent that there are not sufficient available shares reserved for issuance under the Equity Incentive Plan (or successor plans) to support Bonus payments otherwise payable in stock, the Company will pay such Bonus payments in cash. Mr. Dheri is also eligible to receive additional discretionary bonuses based upon his performance on behalf of the Company and/or the Company’s performance in such amounts, in such manner and at such times as may be determined by the board of directors or a committee thereof, and is eligible to participate in the standard benefits which the Company generally provides to its full-time employees under its applicable plans and policies.

During the first 12 months of his employment term, $200,000 of Mr. Dheri’s salary will be paid in cash installments in accordance with the Company’s regular payroll practices. In lieu of cash salary in the amount of the remaining $100,000, the Company granted Mr. Dheri an inducement award of 196,463 shares of restricted stock (the “Restricted Stock”) upon the commencement of his employment. The Restricted Stock award is subject to transfer and forfeiture restrictions that are scheduled to lapse in four installments as nearly equal in amount as possible on the three, six, nine and twelve month anniversaries of the grant date, subject to continued employment. Mr. Dheri may elect to satisfy tax withholding obligations upon vesting of the award by forfeiting shares having a value equal to the withholding tax amount.

Also upon commencement of his employment, Mr. Dheri was granted (i) a 500,000 share stock option award (the “Stock Option”), and (ii) a restricted stock unit award (“RSUs”). The Stock Option has an exercise price equal to $1.00 per share and, subject to continued employment, is scheduled to vest with respect to 125,000 shares on the one-year anniversary of the grant date and, thereafter, is scheduled to vest in 36 monthly installments as nearly equal in amount as possible (approximately 10,416 shares) commencing on the 13th month anniversary of the grant date and continuing on each one month anniversary thereafter. The RSUs have a target payout amount equal to $63,575, which represents 35% of Mr. Dheri’s salary (i.e., $105,000), but prorated for the partial 2023 year during which he will be employed by the Company. The amount of the RSU award actually payable will be determined by the Board (or a compensation committee thereof) in its discretion based on the satisfaction of 2023 performance objectives to be determined by the Board (or a compensation committee thereof). Achievement of performance objectives will be determined by the Board (or compensation committee thereof) upon the filing of the Company’s Annual Report on Form 10-K for the 2023 fiscal year, and the RSUs, if and to the extent earned, will be paid in a lump sum promptly following such determination, provided that Mr. Dheri remains employed by the Company. The RSUs will be settled in shares of the Company’s common stock valued at the most recent closing price of the Company’s common stock on the payment date; provided, however, that Mr. Dheri may elect to satisfy tax withholding obligations upon vesting of the award by having the Company withhold shares having a value equal to the withholding tax.

The grants of the Restricted Stock award, the Stock Option and the RSUs were made separately from the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan”) as inducements material to Mr. Dheri entering into employment with the Company in accordance with Section 711(a) of the NYSE American LLC Company Guide, and each was approved by the Company’s independent compensation committee. Although granted separately from the Equity Incentive Plan, the Restricted Stock grant, the Stock Option and the RSUs are subject to the terms contained in the Equity Incentive Plan, except as otherwise provided for in the agreements governing such awards (the “Restricted Stock Agreement,” “Stock Option Agreement” and “RSU Agreement,” respectively).

Under his employment agreement, if Mr. Dheri’s employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), or Mr. Dheri resigns as an employee of the Company for Good Reason (as defined in the employment agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance in the form of continued base salary over a period of six months. In addition, upon the occurrence of a Change in Control (as defined in the employment agreement), the vesting of all outstanding unvested equity-based incentive awards will accelerate. The employment agreement includes a provision allowing the Company to reduce the payment to which Mr. Dheri would be entitled upon a Change-in-Control transaction to the extent needed for him to avoid paying an excise tax under Internal Revenue Code Section 280G, unless he would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

Mr. Dheri’s employment agreement contains customary confidentiality and intellectual property covenants and a non-solicitation restriction that provides, among other things, that Mr. Dheri will not solicit our employees, consultants, customers, suppliers or other business relations for a period of one year after termination of employment.

Mr. Dheri, age 49, is a proven executive leading finance teams in complex fast-growing environments. Prior to joining the Company, Mr. Dheri served as a consultant leading IPO teams for multinational companies in the biotech industry from 2021 to 2023. From April 2019 until May 2020, Mr. Dheri served as Vice President – Finance of Kadiant, a private-equity owned company providing Applied Behavior Analysis (ABA) therapy to children diagnosed with autism spectrum disorder. From November 2015 until February 2019, Mr. Dheri served as Corporate Controller of SunLink Corporation, a private company providing renewable energy solutions including fixed-tilt and tracker systems for commercial and utility-scale installations. Previously, Mr. Dheri held finance positions with several companies in the high-tech and healthcare industries including LiveOps Inc., CRC Health Corporation, Globalstar, Inc. and PricewaterhouseCoopers LLP. Mr. Dheri received a Bachelor of Science from Rutgers University and is a licensed CPA in the state of New York.

In connection with his appointment as an officer of the Company, the Company entered into the Company’s standard form indemnification agreement for directors and officers with Mr. Dheri (the “Indemnification Agreement”). The indemnification agreement clarifies and supplements indemnification provisions already contained in the Company’s articles of incorporation and bylaws and generally provides that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

The foregoing summaries of Mr. Dheri’s employment agreement with the Company, the Restricted Stock Agreement, the Stock Option Agreement and the RSU Agreement are qualified in all respects by the agreement themselves, copies of which are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein. The foregoing summary of the Indemnification Agreement is qualified in all respects to the form of such agreement, a copy of which is incorporated by reference as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated effective May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
10.2	Restricted Stock Agreement dated May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
10.3	Stock Option Agreement dated May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
10.4	Restricted Stock Unit Agreement dated May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: May 31, 2023	By:	/s/ Hitesh Dheri
Hitesh Dheri
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated effective May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
10.2	Restricted Stock Agreement dated May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
10.3	Stock Option Agreement dated May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
10.4	Restricted Stock Unit Agreement dated May 25, 2023 by and between Fresh Vine Wine, Inc. and Hitesh Dheri
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)